CONSULTING AGREEMENT

October 27th, 2009

                              The parties to this agreement are Dr. Harry H.S. Fong (the “Consultant”) and Caleco Pharma Corporation, a Nevada corporation (the “Company”).

                              The Company is engaged in the analysis, testing, development and commercialization of proprietary substances that may have medical value in the treatment of certain diseases in humans; such substances include, but are not limited to, a botanical-based product known as “Lamiridosins,” also known as Lamiridosin (“Lamiridosins”) which is owned by and based on intellectual property of the Company (all of the foregoing activities being hereinafter referred to as the “Business”).

                              The Consultant is a Professor Emeritus of Pharmacognosy, Department of Medicinal Chemistry and Pharmacognosy, University of Illinois at Chicago, holds a Ph.D. degree from The Ohio State University, has substantial experience in the testing and evaluation of botanical-based substances for potential medicinal uses, and has acted as a consultant for several companies in connection with the evaluation and/or testing of products owned or licensed by such companies.

                              Concurrently with the execution and delivery of this agreement, a corporation controlled by the Consultant (“NPPharm”), on the one hand, and the Company, on the other hand, are entering into a testing agreement (the “Testing Agreement”) pursuant to which, among other things, NPPharm will be responsible for the conduct of certain tests with respect to the Company’s “Lamiridosins” substance.

                              The Company wishes to retain the Consultant, and the Consultant wishes to be retained by the Company, for the purposes, and on the terms and conditions, set forth below in this agreement.

                              NOW, THEREFORE, in consideration of the mutual covenants and agreements of the parties contained herein, and other good and valuable consideration, the receipt and legal sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                              1.      Retention as Consultant; Services.

                              (a)      The Company hereby retains the Consultant to render consulting services to the Company on the terms, provisions and conditions of this agreement, and the Consultant hereby accepts that retention. The Consultant shall render his services under this agreement diligently, to the best of the Consultant's talents, skills and expertise, and in accordance with the highest ethical standards. The Consultant shall not delegate the performance of any such services to any other person, firm or corporation without the prior written consent of the Company, which consent the Company may grant or withhold in its sole and absolute discretion.

                              (b)      The Consultant shall, as requested by the Company from time to time, consult with and advise the Company's management, employees and agents, at reasonable times, in matters related to the Business. Such consultation services shall include, without limitation, assisting the Company with development of its general scientific direction and strategy, assisting the Company with the recruitment of additional full-time or part-time scientific and management personnel, assisting the Company (including through participating in presentations) with the due diligence activities of potential investors and strategic partners, interacting with representatives of government authorities (including licensing authorities) related to potential geographic markets for the Company’s products, and performing such other technical matters and activities within the Consultant’s area of expertise as the Company may reasonably request to assist the Company in its pursuit, development, licensing and commercialization of its products relating to the Business.

                              (c)      If requested by the Company, the Consultant also will participate as a founding member of the Company's Scientific Advisory Board which the Company may establish. The Consultant’s services as a member of the Company’s Scientific Advisory Board, if applicable, shall be considered part of the Consultant’s services hereunder and the Consultant’s time, if any, spent in connection with the Scientific Advisory Board shall be compensated pursuant to the terms of this agreement.

                              (d)      The Consultant shall provide not less than twenty (20) hours of consulting per year (with a “year” for this purpose beginning on September 1 and ending on August 31). As reasonably requested by the Company, the consulting services pursuant to this agreement shall be provided by the Consultant over the telephone, in person at the Consultant's office, at the Company's offices or another reasonable location, or through written reports or correspondence (including e-mail). If the Company requests additional consulting hours, the Consultant shall be paid a fee for each additional hour as set forth in section 3 hereof.

                              (e)      Subject to the foregoing, and subject to the provisions of Section 8 hereof, the Consultant shall have the right to engage in any other gainful activities, ventures and businesses.

                              2.      Term. Subject to earlier termination pursuant to Section 6 hereof, the term of the retention of the Consultant under this agreement (as the same may be extended in accordance with this Section 2 or terminated earlier as provided herein, the "Term") shall commence on the date hereof and shall continue in effect until the first anniversary hereof, whereupon this agreement shall automatically renew for successive one-year periods unless terminated by either party by written notice to the other party not less than sixty (60) days prior to the end of the then-existing Term, in which event this agreement shall terminate as of the last day of the then-existing Term.

                              3.      Compensation; No Benefits.

                              (a)      In consideration of the services rendered by the Consultant hereunder, the Company shall pay to the Consultant a monthly fee of $1,000.00, which fee shall be payable at the beginning of each month. The Consultant shall provide prompt notice to the Company in the event that the Consultant anticipates that the consulting services performed by the Consultant during any year shall exceed 20 hours. Upon approval by the Company, the Consultant shall perform such additional services, and the Company shall compensate the Consultant for such services at the hourly rate of $600.00 per hour, payable promptly after submission by the Consultant of reasonable time records describing the services performed for such year.

                              (b)      Because the Consultant is not an employee of Company, he acknowledges and agrees that he is not entitled to participate in or receive any benefit or right as a Company employee under any Company employee benefit or welfare plan, including, without limitation, employee insurance, pension, savings and security plans as a result of his entering into this agreement. The Consultant shall be solely responsible for payment of and withholding of all income, employment, and other taxes. The Consultant shall not be entitled to any payment for vacation time.

                              4.      Business Expenses. The Company shall reimburse the Consultant for all reasonable expenses actually incurred or paid by the Consultant during the Term in connection with activities that are pre-approved in writing pursuant to the performance of the Consultant's duties hereunder, after submission by the Consultant to the Company of satisfactory supporting documentation in accordance with the Company’s policies from time to time in effect. Travel and lodging expenses shall require specific prior written approval by the Company. The requirement that Consultant obtain pre-approval in writing may be excused when, due to the exigent circumstances, it is not practical to obtain written pre-approval, in which case verbal pre-approval shall suffice.

                              5.      Independent Contractor. The Consultant shall be an independent contractor in providing the services hereunder and shall report directly to the President of the Company. Nothing contained in this agreement shall be deemed or construed to create a partnership or joint venture or any principal/agent or employer/employee relationship. The Consultant shall not have any right to legally bind or otherwise obligate the Company. The Consultant shall be liable for, and shall indemnify the Company against, his own debts and obligations, including the payment of all required taxes, unemployment insurance and similar charges.

                              6.      Termination.

                              (a)      In the event of the death of the Consultant during the Term, the Consultant's retention hereunder shall automatically terminate as of the date of death. In the event of the Consultant's Incapacity (as hereinafter defined), the Company may, in its sole discretion, terminate the Consultant's retention hereunder effective upon written notice to the Consultant. The Company shall have the right to terminate the Consultant's retention under this agreement at any time for Cause (as hereinafter defined) effective upon written notice to the Consultant. The Consultant shall have the right to terminate the Consultant's retention under this agreement at any time for any reason effective upon written notice to the Company.

                              (b)      Upon any termination of this agreement as provided in section 6(a) hereof, the Consultant or the Consultant's legal representative, as the case may be, shall be entitled to receive, and the Company shall pay the Consultant or the Consultant’s legal representative, as the case may be, (i) the compensation owing to the Consultant hereunder through the date of termination; and (ii) any business expenses that were properly reimbursable to the Consultant pursuant to Section 4 hereof through the date of termination. The Consultant shall be entitled to no further payment upon such termination; provided, however, that if the monetary value of the consulting services Consultant has provided through the date of termination exceeds the amount of compensation received by Consultant through that date, the Company shall be required to pay Consultant the difference between the monetary value and the compensation received. The monetary value of Consultant’s services shall be based on his hourly rate of $600 per hour.

                              (c)      For purposes of this agreement, “Incapacity” shall mean the Consultant’s inability to perform his duties hereunder on account of illness or other impairment for three (3) months in any period of twelve (12) consecutive months.

                              (d)      For purposes of this agreement, “Cause” shall mean: (i) any breach of any material covenant of the Consultant contained in this agreement and the Consultant's failure to cure such breach where it is capable of a cure within twenty (20) days of the Consultant’s receipt of written notice with respect thereto; (ii) any willful malfeasance, gross negligence or gross or willful misconduct in the performance of the Consultant's duties or obligations hereunder; or (iii) any conviction of the Consultant of or no contest plea by the Consultant to a felony, or the entry of a guilty plea by the Consultant to a lesser included offense or crime in exchange for withdrawal of a felony indictment or felony charge by information.

                              (e)      No termination by the Company of the Consultant’s retention hereunder shall affect the Consultant’s duties and obligations under section 8 or section 9 hereof.

                              7.      Return of Property. Upon a termination of the Consultant's consultancy hereunder for any reason whatsoever, the Consultant shall promptly deliver to the Company all property belonging to, or administered by the Company or any of the other Company Parties or any of their respective Clients, including, without limitation, all materials relating to any Confidential Information (as defined below). The Consultant further agrees that he shall not make or retain any copy or extract from such materials.

                              8.      Covenants Not to Compete and Not to Solicit.

                              (a)      The Consultant shall not, anywhere in the world, during the Term and for a period of one year after the termination of the Term:

                              (i)      except as set forth in section 8(b) hereof, directly or indirectly engage or participate in any Competitive Business (as hereinafter defined), or aid or assist in the creation or operation of, make any financial investment in, or render services (including, but not limited to, as an employee, officer, director, consultant, manager, advisor or otherwise) to or for, any Person, firm, corporation or other business enterprise, wherever located, that is engaged or intends to be engaged, directly or indirectly, Competitive Business; or

                              (ii)    directly or indirectly, solicit, entice, persuade, induce or cause any employee, officer, manager, director, consultant, agent or independent contractor of the Company to terminate his, her or its employment, consultancy or other engagement by the Company to become employed by or engaged by any person or entity other than the Company, or approach any such employee, officer, manager, director, consultant, agent or independent contractor for any of the foregoing purposes, or authorize or assist in the taking of any of such actions by any person or entity.

                              (b)      For purposes of this section 8, a “Competitive Business” shall mean any business that is engaged in the analysis, testing, development and commercialization of proprietary substances of the type being developed by the Company during the term of this agreement that may have medical value in the treatment of diseases in humans, but shall not include any university-based analysis, research, testing or development of substances that is supported by research grants, and that is not funded or supported by any individual or entity that is engaged in a business that is in competition with the Company.

                              (c)      Notwithstanding anything set forth in Section 8(a), this agreement shall not prohibit the Consultant from (i) conducting after the Term of this agreement (but not during the Term), on behalf of any person or entity, testing services similar to the testing services to be conducted by NPPharm on behalf of the Company pursuant to the Testing Agreement (ii) incidental consulting with respect to any botanical based substance that is not intended to treat any of the diseases currently intended to be treated by Lamiridosins, or (iii) making any passive investments in the securities of any business enterprise to the extent that such securities (a) are actively traded on a United States national securities exchange, on the NASDAQ National Market System or on any foreign securities exchange and (b) represent, at the time of acquisition, less than two percent (2%) of the aggregate voting power of such business enterprise. For this purpose, no investment shall qualify as a “passive investment” if the Consultant shall act as a director or officer of, or otherwise participate in the management of, the Person in whom the investment is made.

                              9.      Applicability of Non-Disclosure Agreement. The terms and provisions of the non-disclosure agreement, dated October 27th, 2009, between the Consultant and the Company (the “Non-Disclosure Agreement”) shall survive the execution and delivery of this agreement and shall remain in full force and effect, and shall apply fully to the activities of the Consultant pursuant to this agreement and to any Confidential Information (as defined in the Non-Disclosure Agreement ) he may obtain in connection with the performance of any of his activities hereunder; and the activities of the Consultant pursuant to this agreement shall be deemed “contemplated services or activities” for purposes of section 1(a) of the Non-Disclosure Agreement.

                              10.      Work for Hire.

                              (a)      The Consultant shall promptly disclose to the Company in writing all improvements, inventions, works of authorship, formulas, ideas, processes, techniques, know-how and data, whether or not patentable (collectively, “Work Product”), made or conceived, developed, reduced to practice or learned by the Consultant, either alone or jointly with others, in connection with the services performed by the Consultant pursuant to this agreement. All of such Work Product shall be the sole and exclusive property of the Company and the Consultant shall not have any right, title or interest therein and shall constitute “works made for hire” under all applicable copyright, trademark, and similar or related statutes, regulations, or decisional law. In furtherance of the foregoing, the Consultant hereby assigns to the Company all of the Consultant's right, title, and interest, whether choate or inchoate or whole or partial, in any such Work Product.

                              (b)      The Consultant shall cooperate fully and promptly with, and otherwise facilitate, any efforts by the Company to vest in the Company all right, title and interest in and to the Work Product and to register, preserve, and protect the Work Product from use by others, or from dilution or diminution. The Consultant shall assist the Company in every proper way to obtain and enforce patents, copyrights or other rights on said Inventions in any and all countries, and will execute all documents reasonably necessary or appropriate for this purpose. The Consultant shall be compensated for such assistance at the hourly rate specified in paragraph 3, above. The Consultant shall execute and deliver any and all documents, agreements and instruments to evidence the rights of the Company in the Work Product as provided in this Section 10. The Consultant hereby irrevocably names the Chairman, the President and the Secretary of the Company as his, her or its attorney-in-fact, and irrevocably grants to the Chairman, the President and the Secretary of the Company a power of attorney, in each case individually and with full power of substitution, to execute and deliver any and all documents, agreements and instruments in the name of the Consultant as may be reasonably required to give effect to the Consultant’s covenant under this Section 10(b); provided, that this power of attorney shall be exercised only with respect to any document, agreement or instrument that relates directly and solely to the rights of the Company in the Work Product as provided in this Section 10, and that the Consultant fails to execute and deliver after five days written request by the Company.

                              11.      Certain Additional Agreements.

                              (a)      The Consultant agrees that it is a legitimate interest of the Company and reasonable and necessary for the protection of the goodwill and business of the Company, which are valuable to the Company, that the Consultant make the covenants contained herein and that the Company would not have entered into this agreement or the Testing Agreement unless the covenants set forth in this agreement, including, but not limited to, the covenants contained in section 8, section 9 and section 10, were agreed to by the Consultant.

                              (b)      The parties acknowledge that (i) the type and periods of restriction imposed in the provisions of section 8, section 9 and section 10 are fair and reasonable and are reasonably required to protect and maintain the proprietary interests of the Company described above, other legitimate business interests of the Company and the goodwill associated with the Business conducted by the Company, (ii) the Business conducted by the Company extends throughout the world and (iii) the time, scope, geographic area and other provisions of section 8, section 9 and section 10 above have been specifically negotiated by sophisticated commercial parties, represented by experienced legal counsel. It is further understood and agreed that the potential markets for the Company’s products are located throughout the world and it may be necessary for the Company to serve such markets from any location, and therefore it is reasonable that the covenants set forth herein are not limited by any narrow geographic area but extend throughout the world.

                              (c)      In the event that any covenant contained in this agreement, including, but not limited to, any of section 8, section 9 and section 10 hereof, shall be determined by any court or other tribunal of competent jurisdiction to be invalid or unenforceable by reason of its extending for too great a period of time or over too great a geographical area or by reason of its being too extensive in any other respect, (i) such covenant shall be interpreted to extend over the maximum period of time for which it may be enforceable and/or over the maximum geographical area as to which it may be enforceable and/or to the maximum extent in all other respects as to which it may be enforceable, all as determined by such court or other tribunal making such determination, and (ii) in its reduced form, such covenant shall then be enforceable, but such reduced form of covenant shall only apply with respect to the operation of such covenant in the particular jurisdiction in or for which such adjudication is made. It is the intention of the parties that the provisions of this agreement shall be enforceable to the maximum extent permitted by applicable law.

                              (d)      The existence of any claim or cause of action which the Consultant may have against the Company shall not constitute a defense or bar to the enforcement of any of the provisions of this agreement and shall be pursued through separate action in a court or other tribunal by the Consultant.

                              12.      Specific Performance. The Consultant acknowledges that any breach or threatened breach of the covenants contained in this agreement will cause the Company material and irreparable damage, the exact amount of which will be difficult to ascertain, and that the remedies at law for any such breach will be inadequate. Accordingly, the Consultant agrees that the Company shall, in addition to all other available rights and remedies (including, but not limited to, seeking such damages as it can show it has sustained by reason of such breach), be entitled to specific performance and injunctive relief in respect of any breach or threatened breach of this agreement, without being required to post bond or other security and without having to prove the inadequacy of the available remedies at law.

                              13.      Certain Representations and Warranties of the Consultant. The Consultant hereby represents and warrants to the Company that: (a) the Consultant has the full right, power and authority to execute and deliver this agreement and to perform his obligations hereunder and (b) the execution and delivery of this agreement by the Consultant do not, and the performance by the Consultant of his obligations hereunder will not, (i) conflict with or violate any of the terms or provisions of any contract or other arrangement to which the Consultant is a party or is bound, or (ii) require the Consultant to obtain any consent, approval or action of, make any filing with or give any notice to any Person as a result or under the terms ofany contract or license to which the Consultant is a party or by which any of his assets is bound.

                              14.      Agreement Regarding Publications, Etc. The Consultant acknowledges that publication or oral disclosure of any Work Product or other work prior to filing for patent or copyright protection, as applicable, could result in the complete loss of any commercial value of the Consultant's work on behalf of the Company or otherwise impair valuable intellectual property rights of the Company. Therefore, the Consultant shall not make any publication, including any papers, letters, abstracts, posters or articles, or any speech or other oral presentation, discussion, description or summary, relating to any of the Consultant's work performed pursuant to this agreement or any of NPPharm’s work pursuant to the Testing Agreement without the prior written consent of the Company, which the Company may withhold in its sole discretion.

                              15.      Miscellaneous.

                              (a)      Notices. All notices, demands, consents, requests, instructions and other communications to be given or delivered or permitted under or by reason of the provisions of this agreement or in connection with the transactions contemplated hereby shall be in writing and shall be deemed to be delivered and received by the intended recipient as follows: (a) if personally delivered, on the Business Day of such delivery (as evidenced by the receipt of the personal delivery service), (b) if mailed certified or registered mail return receipt requested, four (4) Business Days after being mailed, (c) if delivered by overnight courier (with all charges having been prepaid), on the Business Day of such delivery (as evidenced by the receipt of the overnight courier service of recognized standing), or (d) if delivered by facsimile transmission, on the Business Day of such delivery if sent by 6:00 p.m. in the time zone of the recipient, or if sent after that time, on the next succeeding Business Day (as evidenced by the printed confirmation of delivery generated by the sending party's facsimile machine). If any notice, demand, consent, request, instruction or other communication cannot be delivered because of a changed address of which no notice was given (in accordance with this Section 15(a), or the refusal to accept same, the notice, demand, consent, request, instruction or other communication shall be deemed received on the second Business Day the notice is sent (as evidenced by a sworn affidavit of the sender). All such notices, demands, consents, requests, instructions and other communications will be sent to the following addresses or facsimile numbers as applicable:

If to the Company, to:

Caleco Pharma Corp,
103 East Holly St
Suite 410
98225 BELLINGHAM
Washington WA
Facsimile No.: (360) 230-7304
Attention: John Boschert - President

with a copy to:

O’Neill Law Group
Suite 950
650 West Georgia St
V6B4N7 VANCOUVER
Canada

If to the Consultant, to:

Harry H.S. Fong

751 Highview Avenue

Glen Ellyn, Illinois 60137
via e-mail to h2sfong@sbcglobal.net

with a copy to:

Smith, Rickert & Smith
1547 Warren Avenue
Downers Grove, IL 60515
Facsimile No. 630-435-1625
Attn.:      Edward D. Rickert, Esq.

or to such other address as any party may specify by notice given to the other party in accordance with this Section 15(a).

                              (b)      Amendment. This agreement may not be modified, amended, altered or supplemented, except by a written agreement executed by each of the parties hereto.

                              (c)      Entire Agreement. This agreement contains the entire understanding and agreement of the parties relating to the subject matter hereof and supersedes all prior and/or contemporaneous understandings and agreements of any kind and nature (whether written or oral) among the parties with respect to such subject matter, all of which are merged herein.

                              (d)      Waiver. Any waiver by a party hereto of any breach of or failure to comply with any provision or condition of this agreement by any other party hereto shall not be construed as, or constitute, a continuing waiver of such provision or condition, or a waiver of any other breach of, or failure to comply with, any other provision or condition of this agreement, any such waiver to be limited to the specific matter and instance for which it is given. No waiver of any such breach or failure or of any provision or condition of this agreement shall be effective unless in a written instrument signed by the party granting the waiver and delivered to the other party hereto in the manner provided for in Section 15(a) hereof. No failure or delay by any party to enforce or exercise its rights hereunder shall be deemed a waiver hereof, nor shall any single or partial exercise of any such right or any abandonment or discontinuance of steps to enforce such rights, preclude any other or further exercise thereof or the exercise of any other right.

                              (e)      Governing Law; Jurisdiction; Arbitration of Disputes

                              (i)     This agreement shall be governed by and construed in accordance with the laws of the State of Nevada applicable to agreements made and to be performed in that state, without regard to any of its principles of conflicts of laws or other laws that would result in the application of the laws of another jurisdiction.

                              (ii)    Notwithstanding anything herein to the contrary, all disputes among the parties arising out of or relating to this agreement shall be resolved by final and binding arbitration, conducted by a single arbitrator pursuant to the commercial arbitration rules of the American Arbitration Association. Depositions may be taken and other discovery may be obtained during such arbitration proceedings to the same extent as authorized in civil juridical proceedings. Any award issued as a result of such arbitration shall be final and binding between the parties thereto and not subject to any judicial review whatsoever, and shall be enforceable by any court having jurisdiction over the party against whom enforcement is sought. The parties shall cause the arbitrator to reduce its findings of fact and conclusions of law to writing. The parties shall direct the arbitrator to allocate the responsibility to pay the costs and expenses of the arbitration (including, but not limited to, attorneys’ fees and expenses and the costs of the arbitrator) between the parties to the arbitration on the basis of the relative extent to which the arbitrator determines the parties have prevailed in the arbitration. In addition, each party shall be entitled to collect its costs and expenses (including, but not limited to, attorneys’ fees and expenses) incurred in enforcing any arbitration award. The venue of any such arbitration shall be Nevada if initiated by the Company, or DuPage County, Illinois, if initiated by Consultant.

                              (iii) Each of the parties unconditionally and irrevocably consents to the exclusive jurisdiction of the courts of the State of Nevada or Illinois and the federal district courts for the Nevada and the Northhern District of Illinois with respect to any suit, action or proceeding arising out of or relating to this agreement that cannot be resolved by arbitration hereunder or for the purpose of enforcing any arbitration award hereunder, and each of the parties hereby unconditionally and irrevocably waives any objection to venue in any such court or to assert that any such court is an inconvenient forum, and agrees that service of any summons, complaint, notice or other process relating to such suit, action or other proceeding may be effected in the manner provided in Section 15(a) hereof. Each of the parties hereby unconditionally and irrevocably waives the right to a trial by jury in any such action, suit or other proceeding.

                              (f)      Binding Effect, No Assignment, etc. This agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns. Neither this agreement nor any right, interest or obligation hereunder may be assigned by either party hereto without the prior written consent of the other party, and any attempt to do so shall be void and of no force and effect, except (a) for assignments and transfers by operation of Law and (b) that the Company may assign any or all of its respective rights, interests and obligations hereunder to (i) any other Company Party, (ii) any purchaser of a majority of the issued and outstanding stock of the Company or a substantial part of the assets of the Company relating to the Business or (iii) any financial institution providing financing to the Company from time to time.

                              (g)      Headings. The section headings contained in this agreement are inserted for reference purposes only and shall not affect in any way the meaning, construction or interpretation of this agreement. Any reference to the masculine, feminine, or neuter gender shall be a reference to such other gender as is appropriate. References to the singular shall include the plural and vice versa.

                              (h)      Drafting History. This agreement shall be construed and interpreted without regard to any presumption against the party causing this agreement to be drafted. The parties acknowledge that this agreement was negotiated and drafted with each party being represented by competent counsel of its choice and with each party having an equal opportunity to participate in the drafting of the provisions hereof and shall therefore be construed as if drafted jointly by the parties.

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                              (i)      Counterparts. This agreement may be executed in two (2) or more counterparts (including by facsimile signature, which shall constitute a legal and valid signature), and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original, and all of which, when taken together, shall constitute one and the same document. This agreement shall become effective when one or more counterparts, taken together, shall have been executed and delivered by all of the parties.

/s/ Harry H.S. Fong
Harry H.S. Fong

CALECO PHARMA CORPORATION

By:	/s/ John Boschert
Name: John Borschert
Title: President, CEO